                                                                    Exhibit 10.1

                        TERMINATION AND RELEASE AGREEMENT
                        ---------------------------------

                  AGREEMENT (this "Agreement"), dated as of March 25, 2002, by and between CHIQUITA BRANDS INTERNATIONAL, INC. (the "Company"), and STEVEN G. WARSHAW (the "Executive").

                  WHEREAS, the Executive has been employed as Chief Executive Officer and President of the Company; and

                  WHEREAS, by mutual agreement between the parties hereto, the Executive has resigned, effective as of the Termination Date, his positions as Chief Executive Officer and President of the Company, as a member of the board of directors of the Company and as an officer and director of any subsidiary or affiliate of the Company for which he is serving in such positions.

                  NOW, THEREFORE, BE IT RESOLVED, that the Company and the Executive, in consideration of the covenants herein set forth, hereby agree as follows:

                  1. Termination of Employment
                     -------------------------

                  By mutual agreement with the Company, the Executive has resigned, effective as of March 20, 2002 (the "Termination Date"), from his positions as Chief Executive Officer and President of the Company and a member of the Board of Directors of the Company, and from all other positions the Executive may currently hold as an officer or member of the board of directors of any of the Company's subsidiaries or affiliates. The Executive shall sign and deliver to the Company such other documents as may be necessary to effect or reflect such resignations.

                  2. Severance Payments, Benefits and Obligations
                     --------------------------------------------

                  (a) The Executive will not be entitled to any compensation or benefits from the Company, or its subsidiaries or affiliates, except as provided in this Agreement.

                  (b) In consideration of the Executive's execution of the release set forth in Section 5 of this Agreement and the Executive's agreement to comply with Section 4 of this Agreement, and in lieu of and in satisfaction of any agreement or any severance or other payments due under any severance or other benefit plans maintained by the Company or any of its subsidiaries or affiliates (collectively, the "Company Entities"), or any individual agreement previously entered into with the Executive by any of the Company Entities, including the Severance Agreement, dated February 14, 2001, by and between the Company and the Executive (the "Severance Agreement"), the Company shall pay or provide to the Executive (i) the payments and benefits due under Section 5 of the Severance Agreement and (ii) no later than the first business day following the expiration of the Revocation Period (as defined in Section 5(a) of this Agreement), the (A) severance payments and benefits set forth in Section 6.1 of the Severance Agreement (which for purposes of Section 6.1(D) of the Severance Agreement shall be a pro rata annual bonus payment of $175,000), (B) a lump sum cash payment of $175,000 in full satisfaction of the Executive's retention bonus and (C) a lump sum cash payment of Executive's unpaid base salary from the Termination Date through June 30, 2002, based upon an annual rate of $700,000 (provided, that, if payment of the amounts under clauses (B) and/or (C) would result in a breach of a covenant under any credit agreements of the Company Entities , such payments will be made no later than June 30, 2002). The Company has provided Executive with a certificate for 65,950 shares of common stock of the Company in full satisfaction of Executive's "Award Shares" under Executive's Award Share Agreement with the Company, dated as of February 21, 2002, which takes into account applicable tax withholding of 34,050 shares on the payment of the Award Shares. To the extent applicable, the Executive will remain eligible to receive the payments set forth in Section 6.2 of the Severance Agreement. Except as provided in this Agreement, the Executive hereby waives his rights to any additional compensation and benefits from the Company Entities.

                  (c) The Company and its subsidiaries will continue to honor, pursuant to their terms, the director and officer indemnification provisions maintained by such entities with respect to the Executive, with respect to actions of the Executive as an officer or director of the Company (or any of its subsidiaries) prior to the Termination Date.

                  (d) The Company will reimburse the Executive for any unreimbursed reasonable business expenses incurred by the Executive prior to the Termination Date, pursuant to the Company's reimbursement policies; provided, that, the Executive must present all expense reports to the Company within 90 days following the Termination Date.

                  (e) The Company shall provide Executive with outplacement services pursuant to the Severance Agreement in a form and amount commensurate with Executive's title and position.

                  (f) This Agreement shall supersede the Severance Agreement, and the Severance Agreement shall be deemed terminated from and after the date of this Agreement, without any remaining obligation of any party under such agreement, except to the extent otherwise specifically referred to in this Agreement. This Agreement shall also supersede the Severance Agreement by and between the Executive and the Company, dated January 16, 2001, as amended, which shall be deemed terminated from and after the date of this Agreement.

                  3. Confidentiality of this Agreement
                     ---------------------------------

                  Except as required by law or regulation (including all federal securities laws and regulations) as determined by the Company in its discretion, none of the parties hereto will disclose the terms of this Agreement, provided that the Executive may disclose such terms to his financial and legal advisors and his spouse and the Company may disclose such terms to selected employees, advisors and affiliates on a "need to know" basis, each of whom shall be instructed by the Executive and the Company, as the case may be, to maintain the terms of this Agreement in strict confidence in accordance with the terms hereof.

                  4. Restrictive Covenants
                     ---------------------

                  (a) The Executive has returned or will immediately return to the Company all Company Information (as defined below), including client lists, files, software, records, computer access codes and instruction manuals which he has in his possession, and agrees not to keep any copies of Company Information. The Executive affirms his obligation to keep all Company Information confidential and not to use or disclose it to any third party in the future. The term "Company Information" means: (i) confidential information relating to the Company Entities, including information received from third parties under confidential conditions, and (ii) other technical, marketing, business or financial information, or information relating to personnel or former personnel of the Company Entities, the use or disclosure of which might reasonably be construed to be contrary to the interest of the Company; provided, however, that the term "Company Information" shall not include any information that is or became generally known or available to the public other than as a direct result of a breach of this paragraph by the Executive or any action by the Executive prior to the Termination Date which would have been a breach of the Executive's obligations to the Company in effect at such time.

                  (b) The Executive agrees to remain subject to the provisions of Section 4 of the Severance Agreement, and agrees to provide reasonable cooperation to the Company for transition services through June 30, 2002.

                  (c) From and after the Termination Date, the Executive will refrain from taking actions or making statements, written or oral, which denigrate, disparage or defame the goodwill or reputation of the Company Entities and their trustees, officers, security holders, partners, agents and former and current employees and directors or which are intended to, or may be reasonably expected to, embarrass or adversely affect the morale of the employees of any of the Company Entities. The Executive further agrees not to make any negative statements to employees of the Company Entities or to third parties relating to his employment or any aspect of the business of the Company Entities and not to make any statements to employees of the Company Entities or to third parties about the circumstances of the Executive's resignation, or about the Company Entities and their former and current trustees, officers, security holders, partners, agents, employees and directors. From and after the Termination Date, the Company will advise its executive officers and directors to refrain, from taking actions or making statements, written or oral, which denigrate, disparage or defame the reputation of the Executive. The Company further agrees to advise its executive officers and directors not to make, any negative statements to employees of the Company Entities or to third parties relating to the Executive's employment or any statements to employees of the Company Entities or to third parties about the circumstances of the Executive's resignation.

                  5. Waiver and Release
                     ------------------

                  (a) In exchange for the payments and benefits identified in this Agreement, certain of which the Executive acknowledges are in addition to anything of value to which he is already entitled, the Executive, on behalf of himself and his beneficiaries, heirs and assigns, hereby releases, settles and forever discharges the Company Entities and their subsidiaries, affiliates, successors and assigns, together with their past and present shareholders, directors, officers, employees, agents, insurers, attorneys, and any other party associated with the Company Entities, to the fullest extent permitted by applicable law, from any and all claims, causes of action, rights, demands, debts, liens, liabilities or damages of whatever nature, whether known or unknown, suspected or unsuspected, which the Executive ever had or may now have against the Company or any of the foregoing. This includes, without limitation, any claims, liens, demands, or liabilities arising out of or in any way connected with the Executive's employment with the Company and the termination of that employment pursuant to any federal, state or local laws regulating employment such as the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act known as 42 USC 1981, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act of 1938, as well as other federal, state, and local laws, except that this release shall not affect any rights of the Executive for benefits payable under any Social Security, Worker's Compensation or unemployment laws or rights arising out of any breach of this Agreement by the Company.

                  The Executive further expressly and specifically waives any and all rights or claims under the Age Discrimination In Employment Act of 1967 and the Older Workers Benefit Protection Act (collectively the "Act"). The Executive acknowledges and agrees that this waiver of any right or claim under the Act (the "Waiver") is knowing and voluntary, and specifically agrees as follows: (a) that this Agreement and the Waiver are written in a manner which he understands; (b) that the Waiver specifically relates to rights or claims under the Act; (c) that he does not waive any rights or claims under the Act that may arise after the date of execution of the Waiver; (d) that he waives rights or claims under the Act in exchange for consideration in addition to anything of value to which he is already entitled; and (e) that he is advised in writing to consult with an attorney prior to executing the Waiver. The Executive acknowledges that he was given up to 21 days to consider executing this Agreement, including the Waiver. The Executive has 15 days following his execution of this Agreement to revoke the Waiver (the "Revocation Period"). In the event the Executive revokes the Waiver, the Company shall not be required to make the payments under Section 2(b) of this Agreement.

                  (b) In exchange for the Executive's agreements and covenants set forth in this Agreement, the Company and its subsidiaries, on behalf of such entities and their successors and assigns, hereby release, settle and forever discharge the Executive, and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any and all claims, causes of action, rights, demands, debts, liens, liabilities or damages of whatever nature, whether known or unknown, suspected or unsuspected, which the Company and its subsidiaries ever had or may now have against the Executive other than (i) any claims related to, arising under or in connection with the Executive's fraudulent or criminal activity and (ii) any claims arising out of the Executive's breach of this Agreement.

                  (c) The Executive represents and acknowledges that, in executing this Agreement, he has not relied upon any representation or statement made by the Company not set forth herein.

                  6. Public Statement
                     ----------------

                  The parties agree that no subsequent comments shall be made to the media or through other public statements by any party hereto regarding the Executive's termination of employment that are inconsistent with the press release issued in connection with the Executive's resignation, except as may be required by applicable law or regulation.

                  7.  Governing Law
                      -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of law thereof. Except as provided in Section 10 of this Agreement, any dispute under this Agreement shall be resolved pursuant to the dispute provisions of Section 14 of the Severance Agreement

                  8.  Taxes
                      -----

                  All payments or other benefits made or provided to the Executive under this Agreement will be reduced by, or the Executive will otherwise pay, all income, employment and Medicare taxes required to be withheld on such payments and other benefits.

                  9.  Savings and Severability
                      ------------------------

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company Entities hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the provisions of this Agreement are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the rights of the Company Entities to enforce any such covenant in any other jurisdiction.

                  10. Remedies
                      --------

                  The Executive acknowledges and agrees that because of the nature of the business in which the Company Entities are engaged and because of the nature of the Company Information to which the Executive has had access during his employment, it would be impractical and excessively difficult to determine the actual damages of the Company Entities in the event the Executive breached any of the restrictive covenants contained herein, and remedies at law (such as monetary damages) for any breach of the Executive's covenants would be inadequate. The Executive therefore agrees and consents that if the Executive commits any such breach or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

                  11. Notices
                      -------

                  All notices, requests, demands and other communication which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; that day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) and upon receipt, if sent by
                            ----
certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to the Executive, addressed to:

                  Steven G. Warshaw
                  c/o Robert E. Coletti
                  Keating, Muething & Klekamp PLL
                  1400 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio 45202

                  If to the Company, addressed to:

                  Chiquita Brands International, Inc.
                  250 East Fifth Street
                  Cincinnati, Ohio  45202
                  Attention:  General Counsel

                  or to such other place and with such other copies as any party may designate as to itself or himself by written notice to the others.

                  12. Amendments; Waivers
                      -------------------

                  This Agreement may not be amended, modified or terminated, except by a written instrument signed by the parties hereto. Any provision of this Agreement may be waived by a written instrument signed by the party to be charged with such waiver.

                  13. Successors
                      ----------

                  This Agreement shall be binding on and inure to the benefit of the Executive, the Company, and their respective heirs, successors and assigns, including without limitation any corporation or other entity into which the Company may be merged, reorganized or liquidated, or by which may be acquired. The obligations of the Company may be assigned without limitation; but, as the obligations to be performed by the Executive hereunder are unique based upon his skills and qualifications, the Executive's obligations under this Agreement may not be assigned.

                  14. Entire Agreement
                      ----------------

                  Except as specified herein, this Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                  15. Counterparts
                      ------------

                  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date and year first written above.


                                            CHIQUITA BRANDS INTERNATIONAL, INC.



                                            By: /s/ Cyrus F. Freidheim Jr.
                                                --------------------------
                                                Name: Cyrus F. Freidheim, Jr.
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer



                                                /s/ Steven G. Warshaw
                                                ---------------------
                                                STEVEN G. WARSHAW